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                                                                    EXHIBIT 99.2



                    [LETTERHEAD OF SALOMON SMITH BARNEY INC.]



The Special Committee of the Board of Directors
O'Sullivan Industries Holdings, Inc.
1900 Gulf Street
Lamar, Missouri  64759

Members of the Special Committee:


We hereby consent to the inclusion of our opinion letter dated October 18, 1999 as Appendix B to, and to the reference thereto under the caption "SPECIAL FACTORS -- Opinion of O'Sullivan's Financial Advisor" in, the Proxy Statement/Prospectus of O'Sullivan Industries Holdings, Inc. ("O'Sullivan") relating to the proposed merger between O'Sullivan and OSI Acquisition, Inc., which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of O'Sullivan. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                         By /s/ Salomon Smith Barney Inc.
                                            -----------------------------------
                                            SALOMON SMITH BARNEY INC.


New York, New York
October 21, 1999